EXHIBIT 10.1

                        Consultant Compensation Agreement


Term
November 1, 2002 to January 31, 2004

Performance
a)     endorsement of NASCAR Silicon Motor Speedway ("NSMS");
b) half-day for video taping and photo shoot in Concord Mills store or studio in Charlotte; and
c) mutually agreeable number of appearance each year associated with a race weekend or other paid appearance in a given market.

Financial Terms
a) Installation, maintenance and full use of a NSMS simulator at a location of Stewart's choice (home, shop, etc.) in Charlotte area; and
b) 150,000 shares of Interactive Motorsports and Entertainment Corporation common stock (OTCBB: IMTS) issued under S-8 registration for consulting services in blocks of 10,000 shares per month for 15 months.

Miscellaneous
a) NSMS will sell Tony Stewart licensed merchandise (including tests for Tony Stewart generic merchandise). We would encourage Tony Stewart to sign merchandise in order to facilitate sales; and
b) Tony Stewart will be featured prominently in each NSMS store through videos and various point of sale materials.


Agreed:

         /s/ Tony Stewart                            November 19, 2002
         Tony Stewart                                Date


         /s/ William R. Donaldson                    November 14, 2002
         ---------------------------                 -----------------
         William R. Donaldson                        Date
         Chairman and Chief
         Executive Officer